.	CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES
AND RIGHTS OF

SERIES C-1 CONVERTIBLE PREFERRED STOCK
($.001 Par Value)

of

PURE CYCLE CORPORATION

______________________

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
______________________


PURE CYCLE CORPORATION, a Delaware corporation (the "Corporation")
, does hereby certify that the following resolutions were duly adopted by the board of directors of the Corporation pursuant to authority conferred upon the board of directors by Article IV of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 25,000,000 shares of Preferred Stock, at a meeting of the board of directors duly held on January 5, 1999

	RESOLVED, that one series of the class of authorized Preferred Stock, $.001 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows:

	1.	Number of Shares and Designation. 500,000 shares of the Preferred
Stock, $.001 par value, of the Corporation are hereby constituted as a series of the Preferred Stock designated as Series C-1 Convertible
Preferred Stock (the "Series C-1 Preferred Stock").

	2.	Liquidation.

		A.	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C-1 Preferred
Stock will be entitled to share in any distribution or payment made to the holders of Common Stock on a pro rata basis with the holders of the
Common Stock determined as if such holders had converted their Series C-1
Preferred Stock to Common Stock pursuant to Section 4 hereof immediately prior to such liquidation, dissolution or winding up.


		B.	The Corporation will mail written notice of any distribution in connection with such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series C-1 Preferred Stock.  Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the
Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

	3.	Dividends.	The holders of the Series C-1 Preferred Stock will be
entitled to share in any dividend or distribution or payment made to the holders of Common Stock on a pro rata basis with the holders of the Common Stock determined as if such holders had converted their
Series C-1 Preferred Stock to Common Stock pursuant to Section 4 hereof immediately prior to such dividend or distribution.

	4.	Conversion.

		A.	Right to Convert.  Each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into
1 fully paid and non-assessable share of Common Stock (the "Conversion
Rate"), provided that the Corporation has authorized but unissued shares of Common Stock to deliver to the holders of the Series C-1 Preferred
Stock at the time of such conversion.

		B.	Fractional Shares.  In the event the aggregate number of shares of Series C-1 Preferred Stock being converted by a holder thereof is convertible into a number of shares of Common Stock which would require the issuance of a fractional interest in a share of Common Stock, the
Corporation shall deliver cash in the amount of the fair market value of such fractional interest.

		C.	Accrued Dividends.  If, at the time the holder of shares of
Series C-1 Preferred Stock exercises its right of conversion under
Section 4.A, such holder's shares of Series C-1 Preferred Stock have accrued dividends which remain unpaid at the time of such conversion, such holder's right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of conversion, shall continue.

		D.	Mechanics of Conversion.  Before any holder of the Series C-1
Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, in the case of a conversion pursuant to Section 4.A above, shall give written notice to the Corporation at such office that he or she elects to convert the same and shall state therein his or her name or the name or names of his or her nominees in which he or she wishes the certificates certificates for shares of Common Stock to be issued.  The Corporation shall, as soon as pracitcable thereafter, issue and deliver at such office to such holder of the Series C-1 Preferred Stock, or to his or her nominee or nominees, a certificate or certificates for the number of shares of
Common Stock to which he or she shall be entitled as aforesaid. Any conversion shall be deemed to have taken place at 5:01 Mountain Time on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that the right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of such conversion (whether or not declared), shall continue.

		E.	Adjustment for Combinations or Consolidations of Common Stock.  In
the event the Corporation at any time or from time to time after the date of issuance of any Series C-1 Preferred Stock effects a subdivision, combination or reclassification of its outstanding shares of Common
Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

		F.	Adjustments for Merger or Reorganization, etc.  In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the
Corporation to another corporation or other person, provision shall be made so that each share of the Series C-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the
Corporat
 of such Series C-1 Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series C-1 Preferred
Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the
Conversion Rate) shall
able, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series C-1 Preferred Stock.

 	5.	Voting.

		A.	Holders of the Series C-1 Preferred Stock shall have the right to vote together with the Common Stock, and not separately as a class, for the election of directors and upon all other matters to be voted on by the holders of the Common Stock of the Corporation.  Every holder of shares of the Series C-1 Preferred Stock shall have the number of votes equal to the number of shares of Common Stock that his or her shares of
Series C-1 Preferred Stock would be convertible into pursuant to Section
4 on the rec
h such shares are being voted.

		B.	At each meeting or at any adjournment thereof at which the holders of the Series C-1 Preferred Stock have the right to vote as a class, the presence, in person or by proxy, of the holders of a majority of the Series
C-1 Preferred Stock then outstanding will be required to constitute a quorum.
The vote of a majority of such quorum will be required to take any action at such meeting.  Cumulative voting by holders of Series C-1 Preferred
Stock is prohibited.  In the absence of a quorum, a majority of the
y proxy of the Series C-1 Preferred Stock shall have the power to adjourn the portion of the meeting related to that particular series for a period of up to 30 days without notice other than announcement at the meeting until a quorum shall be present.

	6.	Corporation's Right to Purchase Series C-1 Preferred Stock.

		A.	The Corporation shall have the right at any time to acquire any
Series C-1 Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner.  Shares of Series C-1 Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this
Section 6.A without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this Section 6.A shall be deemed to create any r
lder to sell any shares of Series C-1 Preferred Stock (or any other stock)
to the Corporation.  The purchase by the Corporation of shares of Series
C-1 Preferred Stock pursuant to this Section 6.A shall not be deemed for any purpose to be a redemption.  Such shares shall not be entitled to receive dividends while held by the Company.

		B.	Notwithstanding the foregoing provisions of this Section 6, if a dividend upon any shares of Series C-1 Preferred Stock is past due, the
Corporation shall not purchase or otherwise acquire any shares of Series
C-1 Preferred Stock, except (i) pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C-1 Preferred Stock, or (ii) by conversion of shares of Series C-1 Preferred Stock into, or exchange of such shares for, Common Stock.

	7.	Preemptive Rights.  The holders of shares of Series C-1 Preferred
Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

	8.	Notices.  Any notice required hereby to be given to the holders of shares of Series C-1 Preferred Stock shall be sufficiently given if sent by telecopier, registered or certified mail, postage prepaid, by express mail or by other express courier addressed to each holder of record at his address appearing on the books of the Corporation.
All notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if sent by express mail d (iii) if telecopied, when received by the telecopier to which transmitted (a machine-generated transaction report produced by sender bearing recipient's telecopier number being prima facie proof of receipt).

	9.	Transfer Costs.  The Corporation shall pay any and all documentary stamp and other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series C-1 Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common
Stock in a name other than that of the holder of the Series C-1
Preferred Stock to be converted and
 be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


	IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this 5 day of JANUARY, 1999.


							PURE CYCLE CORPORATION



							By:
							     Thomas P. Clark, President

ATTEST:



By:
     Mark W. Harding, Secretary